UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2011
CHINA FOREST ENERGY CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-52747	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Jindi Garden, Boyage, Xihu District, Hangzhou, Zhejiang, China
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		011 86 1390 678 8899
#41 Huancheng Road, Xinjian Township Jinyun County, Zhejiang, P.R. China
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers; Appointment

On November 3, 2011, China Forest Energy Corp., (“we”, “us”, “our”) received a resignation from Zhengyu Wang.  Mr. Wang resigned as president, chief executive officer and director of our company.  His resignation was not the result of any disagreements with our company regarding its operations, policies, practices or otherwise.

Concurrently with Mr. Wang’s resignation, we appointed Dr. Hongxiao Zhang as president, chief executive officer and as a member to our board of director, effective November 3, 2011.

Dr. Hongxiao Zhang

Dr. Hongxiao Zhang is the chief executive officer and president of Hangzhou Narnia Technology Co., Ltd., a company Dr. Zhang founded and developed while earning her PhD at the Chinese Academy of Sciences, in November 2004.  Hangzhou Narnia Technology Co., Ltd. offers online afterschool training through its website for primary and middle school students in China.

Since August 2006, Dr. Zhang taught at Zhejiang University, Department of Psychology and Behavioural Science in Hangzhou, China.  She was promoted to professor in March 2009. She was temporarily transferred to the City College of Zhejiang University as a Psychology teacher in the city of Hangzhou, from September 2006 to May 2007.

She earned a Bachelor’s Degree in July 1999 from China’s prestigious Sun Yat-sen University in Guangzhou, Guangdong Province, China, majoring in Enterprise Management. In December 2002, she then earned a Master’s Degree from the Suzhou (Suzhou, Jiangsu Province, China) University’s Information Engineering and Management Program, with her focus being News and Media.  Later in July 2006, she earned her PhD in Psychology from the Chinese Academy of Sciences Institute of Psychology, located in Beijing, China.

We appointed Dr. Zhang as our director and officer because of her experience in the business environment in China.

Our board of directors now consists of Yongfu Zhu and Dr. Hongxiao Zhang.  There are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Dr. Zhang has or will have a direct or indirect material interest which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FOREST ENERGY CORP.
/s/ DR. HONGXIAO ZHANG
Dr. Hongxiao Zhang
President, CEO and Director
Date:	November 15, 2011